EXHIBIT 5.1

MERITZ & MUENZ LLP
COUNSELORS AT LAW
2021 O Street, NW
Washington, DC 20036
________

Telephone:  (202) 728-2909
Facsimile:    (202) 728-2910
E-mail: Lmuenz@meritzmuenzllp.com

Lawrence A. Muenz*
     *Also admitted in NY
November 8, 2007

Thomas Pharmaceuticals, Ltd.
750 Highway 34
Matawan, New Jersey 07747

Re:                      Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Thomas Pharmaceuticals, Ltd., a New Jersey corporation (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “462(b) Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Act”). The 462(b) Registration Statement relates to the distribution by the Company of up to 41,578,400 additional shares (the “Additional Company Shares”) of the Company’s common stock, no par value per share (“Common Stock”). The 462(b) Registration Statement to be used for the distribution of the Additional Company Shares is filed with the Commission in connection with the offering described in the Registration Statement on Form SB-2 (File No. 333-142104, which was initially filed with the Commission on April 13, 2007 and declared effective by the Commission on October 26, 2007.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity of the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

Thomas Pharmaceuticals, Ltd.
November 8, 2007

Based on the foregoing, it is our opinion that, when distributed to the shareholders of Thomas Pharmaceuticals, Ltd., as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                        Respectfully yours,

                        /s/ Meritz & Muenz LLP

Meritz & Muenz LLP